Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK DELIVERS RECORD THIRD QUARTER REVENUE AND STRONG EARNINGS GROWTH

RAISES FISCAL YEAR 2026 OUTLOOK

TEMPE, AZ, October 28, 2026 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the third quarter ended September 30, 2026.

Third quarter 2026 results:

•
Revenue of $811 million, up 19% year-over-year
•
Diluted GAAP earnings per share of $0.47, up 21% year-over-year
•
Diluted non-GAAP earnings per share of $0.84, up 35% year-over-year
•
Operating cash flow of $30 million with free cash flow of $14 million

"Our third quarter results reflect the continued transformation of Benchmark into a higher-performing company," said David Moezidis, Benchmark's President and CEO.

Moezidis continued, "Demand is broadening across our portfolio, bookings momentum remains healthy, and our teams continue to execute at a high level. As a result, we delivered record quarterly revenue, grew earnings at nearly twice the rate of sales, and are once again raising our outlook for the year. We now expect 2026 revenue growth of approximately 16%, further increasing our outlook beyond the $3 billion annual revenue level we established last quarter."

	Three Months Ended
Summary GAAP Items	September 30,	June 30,	September 30,
(in millions, except per share data)	2025	2026	2026
Revenue	$681	$756	$811
Gross Margin	10.0%	10.4%	10.4%
Operating Margin	3.5%	4.0%	3.8%
Diluted EPS	$0.39	$0.55	$0.47

	Three Months Ended
Summary non-GAAP Items(1)	September 30,	June 30,	September 30,
(in millions, except per share data)	2025	2026	2026
Revenue	$681	$756	$811
Gross Margin	10.1%	10.5%	10.5%
Operating Margin	4.8%	5.2%	5.5%
Diluted EPS	$0.62	$0.75	$0.84

(1) A reconciliation of non-GAAP results to the most directly comparable GAAP measures and a discussion of why management believes these non-GAAP results are useful are included below.

Sector Performance

	Three Months Ended
	September 30,		June 30,		September 30,
(in millions)	2025		2026		2026
Semi-Cap	$185	27%	$223	29%	$241	30%
Industrial	153	22	161	21	172	21
Medical	126	19	134	18	138	17
AC&C	88	13	127	17	132	16
A&D	129	19	111	15	128	16
Total	$681	100%	$756	100%	$811	100%

Cash Conversion Cycle

	Three Months Ended
	September 30,	June 30,	September 30,
	2025	2026	2026
Accounts Receivable Days	50	54	48
Contract Asset Days	26	23	25
Inventory Days	75	72	78
Accounts Payable Days	(56)	(73)	(82)
Customer Advance Payment Days	(18)	(17)	(15)
Cash Conversion Cycle Days	77	59	54

Fourth Quarter 2026 Guidance

•
Revenue between $815 million and $855 million
•
Diluted GAAP earnings per share between $0.58 and $0.64
•
Diluted non-GAAP earnings per share between $0.85 and $0.91
•
Diluted non-GAAP earnings per share guidance excludes stock-based compensation expense of approximately $7.8 million and other non-operating expenses of $2.7 million to $3.2 million, which includes restructuring, amortization of intangibles and other expenses

Third Quarter 2026 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company’s website at www.bench.com. A replay of the broadcast will also be available on the Company’s website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product lifecycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain, and delivering world-class manufacturing services in the following industries: advanced computing and communications, aerospace and defense, industrial, medical, and semiconductor capital equipment. Benchmark’s global operations include facilities in eight countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Benchmark Investor Relations at investor.relations@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions of the negative or other variations thereof. In particular, statements, expressed or implied, concerning the Company’s outlook and guidance for fourth quarter and fiscal year 2026 results, future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the Company’s business strategy and strategic initiatives, the Company’s expectations regarding enterprise artificial intelligence (AI) opportunities, anticipated growth in bookings, and repurchases of shares of its common stock, the Company’s expectations regarding restructuring activity and charges, stock-based compensation expense, amortization of intangibles, award or extension of any tax incentives and capital expenditures, the Company’s intentions concerning the payment of dividends, the Company’s expectations regarding the impact of inflation, tariffs and trade policies, and the Company’s positions and strategies with respect to ongoing or threatened litigation and expected outcomes, among others, are forward-looking statements. Although the Company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions, that are beyond the Company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in any of the Company’s subsequent reports filed with the Securities and Exchange Commission. Risks and uncertainties relating to the possibility of customer demand fluctuations, supply chain constraints, continuing inflationary pressures, the effects of foreign currency fluctuations and high interest rates, geopolitical uncertainties including continuing hostilities and tensions in the Middle East and elsewhere, trade restrictions and sanctions, tariffs and retaliatory countermeasures, the ability to utilize the Company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, or write-downs or write-offs of obsolete or unsold inventory including obsolete or unsold inventory that is the subject of current litigation, may have resulting impacts on the Company’s business, financial condition, results of operations, and the Company’s ability (or inability) to execute on its plans. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of the Company’s operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and the Company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses certain measures that are not defined by generally accepted accounting principles in the United States (GAAP) to provide investors with additional information to analyze the Company’s performance and underlying trends. These "non-GAAP" financial measures exclude restructuring charges, stock-based compensation expense, amortization of intangible assets acquired in business combinations, certain legal and other settlement losses (recoveries), customer insolvency losses (recoveries), asset impairments, other significant non-recurring costs and the related tax impacts, including discrete tax items, and other non-GAAP tax adjustments, of all of the above, as applicable. This document also references “free cash flow”, a non-GAAP measure, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software. A detailed reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the

Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2026	2025	2026
Sales	$680,678	$810,898	$1,954,777	$2,244,158
Cost of sales	612,735	726,451	1,758,882	2,012,077
Gross profit	67,943	84,447	195,895	232,081
Selling, general and administrative expenses	41,520	50,372	120,889	138,913
Amortization of intangible assets	1,205	1,205	3,613	3,613
Restructuring charges and other costs	1,557	2,171	15,487	6,729
Income from operations	23,661	30,699	55,906	82,826
Interest expense	(4,418)	(3,433)	(16,061)	(10,833)
Interest income	1,955	1,952	7,822	5,842
Other expense, net	(608)	(2,363)	(2,076)	(3,843)
Income before income taxes	20,590	26,855	45,591	73,992
Income tax expense	6,327	9,708	26,712	23,940
Net income	$14,263	$17,147	$18,879	$50,052
Earnings per share:
Basic	$0.40	$0.48	$0.53	$1.40
Diluted	$0.39	$0.47	$0.52	$1.38
Weighted-average number of shares outstanding:
Basic	35,802	35,879	35,947	35,848
Diluted	36,182	36,396	36,337	36,359

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	September 30,
	2025	2026
Assets
Current assets:
Cash and cash equivalents	$322,064	$290,656
Restricted cash	336	—
Accounts receivable, net	391,101	435,296
Contract assets	182,870	221,548
Inventories	482,544	633,575
Prepaid expenses and other current assets	69,226	118,182
Total current assets	1,448,141	1,699,257
Property, plant and equipment, net	223,784	239,032
Operating lease right-of-use assets	102,664	101,175
Goodwill and other long-term assets	297,126	277,806
Total assets	$2,071,715	$2,317,270

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt	$3,750	$3,750
Accounts payable	403,222	663,708
Advance payments from customers	115,545	123,722
Accrued liabilities	113,060	118,744
Total current liabilities	635,577	909,924
Long-term debt, net of current installments	206,826	154,086
Operating lease liabilities	98,689	95,948
Other long-term liabilities	30,820	28,858
Total liabilities	971,912	1,188,816
Shareholders’ equity	1,099,803	1,128,454
Total liabilities and shareholders’ equity	$2,071,715	$2,317,270

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2025	2026
Cash flows from operating activities:
Net income	$18,879	$50,052
Depreciation and amortization	35,629	36,042
Stock-based compensation expense	15,077	21,156
Accounts receivable	38,744	(46,004)
Contract assets	(31,429)	(38,678)
Inventories	48,547	(152,258)
Accounts payable	19,566	260,485
Advance payments from customers	(19,449)	8,176
Other changes in working capital and other, net	(60,276)	(27,356)
Net cash provided by operating activities	65,288	111,615

Cash flows from investing activities:
Additions to property, plant and equipment and software	(27,954)	(46,669)
Other investing activities, net	5,144	2,282
Net cash used in investing activities	(22,810)	(44,387)

Cash flows from financing activities:
Share repurchases	(25,994)	(14,266)
Net debt activity	(41,415)	(53,175)
Other financing activities, net	(25,508)	(27,367)
Net cash used in financing activities	(92,917)	(94,808)

Effect of exchange rate changes	8,473	(4,164)
Net decrease in cash and cash equivalents and restricted cash	(41,966)	(31,744)
Cash and cash equivalents and restricted cash at beginning of year	328,027	322,400
Cash and cash equivalents and restricted cash at end of period	$286,061	$290,656

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP Financial Results

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2025	2026	2026	2025	2026
Income from operations (GAAP)	$23,661	$30,253	$30,699	$55,906	$82,826
Restructuring charges and other costs	1,211	1,126	2,171	4,492	7,044
Stock-based compensation expense	5,345	6,210	9,545	15,077	21,156
Amortization of intangible assets	1,205	1,204	1,205	3,613	3,613
Legal and other settlement loss (recovery)	816	(107)	200	11,890	247
Other	357	261	889	668	1,150
Non-GAAP income from operations	$32,595	$38,947	$44,709	$91,646	$116,036
GAAP operating margin	3.5%	4.0%	3.8%	2.9%	3.7%
Non-GAAP operating margin	4.8%	5.2%	5.5%	4.7%	5.2%

Gross profit (GAAP)	$67,943	$78,400	$84,447	$195,895	$232,081
Stock-based compensation expense	515	636	496	1,460	1,691
Non-GAAP gross profit	$68,458	$79,036	$84,943	$197,355	$233,772
GAAP gross margin	10.0%	10.4%	10.4%	10.0%	10.3%
Non-GAAP gross margin	10.1%	10.5%	10.5%	10.1%	10.4%

Selling, general and administrative expenses	$41,520	$46,132	$50,372	$120,889	$138,913
Stock-based compensation expense	(4,830)	(5,574)	(9,049)	(13,617)	(19,465)
Legal and other settlement loss	(471)	(208)	(200)	(896)	(562)
Other	(357)	(261)	(889)	(668)	(1,150)
Non-GAAP selling, general and administrative expenses	$35,862	$40,089	$40,234	$105,708	$117,736

Net income (GAAP)	$14,263	$19,882	$17,147	$18,879	$50,052
Restructuring charges and other costs	1,211	1,126	2,171	4,492	7,044
Stock-based compensation expense	5,345	6,210	9,545	15,077	21,156
Amortization of intangible assets	1,205	1,204	1,205	3,613	3,613
Legal and other settlement loss (recovery)	816	(107)	200	11,890	247
Refinancing of Credit Facilities	—	—	—	224	—
Other	357	261	889	668	1,150
Income tax adjustments(1)	(905)	(1,135)	(458)	6,658	(4,118)
Non-GAAP net income	$22,292	$27,441	$30,699	$61,501	$79,144

Diluted earnings per share:
Diluted (GAAP)	$0.39	$0.55	$0.47	$0.52	$1.38
Diluted (non-GAAP)	$0.62	$0.75	$0.84	$1.69	$2.18

Weighted-average number of shares used in calculating diluted earnings per share:
Diluted (GAAP)	36,182	36,397	36,396	36,337	36,359
Diluted (non-GAAP)	36,182	36,397	36,396	36,337	36,359

Net cash provided by operations	$36,608	$34,675	$29,912	$65,288	$111,615
Additions to property, plant and equipment and software	(11,494)	(12,922)	(15,477)	(27,954)	(46,669)
Free cash flow	$25,114	$21,753	$14,435	$37,334	$64,946

(1)
This amount represents the tax impact of the non-GAAP adjustments, including discrete tax items, using the applicable effective tax rates.